Exhibit 3

Bogotá D.C., September 19, 2006

Republic of Colombia

Ministry of Finance and Public Credit

Carrera. 7A, No. 6-45, Piso 8

Bogotá D.C., Colombia

Ladies and Gentlemen:

In my capacity as Head of the Legal Affairs Group of the General Directorate of Public Credit and the National Treasury of the Ministry of Finance and Public Credit of the Republic of Colombia (the “Republic”), and in connection with the Republic’s offering, pursuant to its registration statement under Schedule B of the United States Securities Act of 1933, as amended (the “Securities Act”), filed by the Republic with the United States Securities and Exchange Commission (the “Commission”) on August 23, 2006 (Registration Statement No. 333-136846), as amended (the “Registration Statement”), of U.S.$1,000,000,000 aggregate principal amount of the Republic’s 7 3/8% Bonds due 2037 (the “Securities”), I have reviewed the following documents:

(i) the Registration Statement and the related Prospectus dated August 28, 2006 included in the Registration Statement, as supplemented by the Prospectus Supplement dated September 6, 2006 relating to the Securities, as first filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act;

(ii) an executed copy of the Fiscal Agency Agreement dated as of September 28, 1994, as amended by Amendment No. 1 thereto dated as of January 21, 2004 (as amended, the “Fiscal Agency Agreement”), between the Republic and JPMorgan Chase Bank, N.A.;

(iii) the global Securities dated September 6, 2006 in the principal amount of U.S.$1,000,000,000, executed by the Republic;

(iv) an executed copy of the Authorization Certificate dated September 19, 2006 pursuant to which the terms of the Securities were established;

(v) all relevant provisions of the Constitution of the Republic and the following acts, laws and decrees of the Republic, under which the issuance of the Securities has been authorized:

(a) Law 80 of October 28, 1993 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference);

(b) Law 533 of November 11, 1999 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference);

(c) Law 185 of January 27, 1995 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference);

(d) Law 781 of December 20, 2002 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-109215 and incorporated herein by reference);

(e) Decree No. 2681 of December 29, 1993 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference);

(f) External Resolution No. 6 dated June 6, 2006 of the Board of Directors of the Central Bank of Colombia (a translation of which has been filed as part of Exhibit 2 to Amendment No. 1 to the Republic’s 2005 Annual Report on Form 18-K and incorporated herein by reference);

(g) CONPES 3423 MINHACIENDA DNP: SC dated June 1, 2006 (a translation of which has been filed as part of Exhibit 2 to Amendment No. 1 to the Republic’s 2005 Annual Report on Form 18-K and incorporated herein by reference); and

(h) Act of the Comisión Interparlamentaria de Crédito Público adopted at its meeting held on June 1, 2006 (a translation of which has been filed as part of Exhibit 2 to Amendment No. 1 to the Republic’s 2005 Annual Report on Form 18-K and incorporated herein by reference); and

(vi) the following additional act of the Republic under which the issuance of the Securities has been authorized: Resolution No. 3100 of September 4, 2006 of the Ministry of Finance and Public Credit (a translation of which is attached as Exhibit A hereto).

It is my opinion that under and with respect to the present laws of the Republic, the Securities have been duly authorized, executed and delivered by the Republic and, assuming due authentication thereof pursuant to the Fiscal Agency Agreement, constitute valid and legally binding obligations of the Republic.

I hereby consent to the filing of this opinion as an exhibit to the Republic’s Amendment No. 3 to its Annual Report on Form 18-K for its Fiscal Year ended December 31, 2005 and to the use of the name of the Head of the Legal Affairs Group of the General Directorate of Public Credit of the Ministry of Finance and Public Credit of the Republic under the caption “Validity of the Securities” in the Prospectus and under the heading “General Information—Validity of the Bonds” in the Prospectus Supplement referred to above. In giving the foregoing consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Diana Alejandra Porras Luna
DIANA ALEJANDRA PORRAS LUNA Head of the Legal Affairs Group of the General Directorate of Public Credit and the National Treasury of the Ministry of Finance and Public Credit of the Republic of Colombia

EXHIBIT A

REPUBLIC OF COLOMBIA

MINISTRY OF FINANCE AND PUBLIC CREDIT

RESOLUTION No. 3100 of 2006

(September 4, 2006)

“Whereby the Nation is authorized to issue, subscribe and place Public External Indebtedness Certificates up to an amount of ONE BILLION US DOLLARS (US $ 1,000,000,000), or its equivalent in other currencies, in the international capital markets and other provisions are taken);”

THE MINISTER OF FINANCE AND PUBLIC CREDIT

in use of his legal powers and specially those conferred by Articles 5, 19 and 26 of Decree 2681 of 1993, and

WHEREAS:

Article 3 of Decree 2681 of 1993 authorizes the state entities to carry out public credit operations among which are comprised, among others, the issuance, subscription and placement of national bond certificates;

Article 10 of Law 533 of 1999 sets forth that are considered as national bond certificates, the bonds and other securities with credit tenor and a period for their redemption, being issued by state entities;

Article 19 of Decree 2681 of 1993 sets forth that the issue and placement of national bond certificates on behalf of the Nation requires an authorization granted by the Ministry of Finance and Public Credit, which is to be granted upon the approval to be given by the National Council of Economic and Social Policies -CONPES- and the opinion of the Inter-Parliamentary Commission of Public if it deals with Public External Indebtedness Certificates with a period over a year;

Article 24 of Law 185 of 1995, sets forth that for all purposes provided for in subsection 5 of 2nd Paragraph of Article 41 of Law 80 of 1993, the Inter-Parliamentary Commission of Public Credit shall issue a preliminary opinion allowing to start with relevant procedures for public credit transactions and a final opinion making said transaction become real for the execution of said transactions in each particular case. Form the above are exempted the transactions related to the issuance, subscription and placement of bonds and securities, for which purposes, the Inter-Parliamentary Commission of Public Credit shall render its opinion just for once;

Pursuant to CONPES 3423 Document of June 1, 2006, the National Council of Economic and Social Policies -CONPES- rendered its favorable opinion to the Nation to contract External Public Credit Operations up to an amount of TWO BILLION DOLLARS OF THE UNITED STATES OF AMERICA (US $ 2,000,000,000.00) or its equivalent in other currencies, to finance budgetary appropriations for FY2007 & FY2008;

Based on the favorable opinion rendered by the National Council of Economic and Social Policies –NCESP (CONPES)-, mentioned in the previous recital, the Nation carried out an issuance of Public External Indebtedness Certificates denominated in the international capital markets for an amount up to ONE BILLION US DOLLARS (US $ 1,000,000,000.00), leaving an authorized and non-used amount of ONE BILLION US DOLLARS (US $ 1,000,000,000.00);

The Inter-Parliamentary Commission of Public Credit rendered its favorable opinion in its session held on June 1, 2006, so that the Nation – Ministry of Finance and Public Credit shall issue bonds in the international capital markets up to an amount of ONE BILLION US DOLLARS (US $ 1,000,000,000.00) or its equivalent in other currencies, in order to pre-finance and finance budgetary appropriations for FY2007;

Based on authorization the Nation carried out an issuance of Public External Indebtedness Certificates for ONE BILLION US DOLLARS (US $ 1,000,000,000.00), in the international capital markets, leaving an authorized and non-used amount of ONE BILLION US DOLLARS (US $ 1,000,000,000.00);

In line with provisions of Article 16, letters c) and h) of Law 31 of 1992, through External Resolution Nº 6 of 2006, the Board of Directors of Banco de la República indicated the general financial conditions to which the Nation must be bound to place Public External Indebtedness Certificates in the international capital markets which proceeds may be allocated to finance budgetary appropriations for FY 2007-2008;

The Nation-Ministry of Finance and Public Credit is planning to issue Public External Indebtedness Certificates in the international capital markets up to an amount of ONE BILLION US DOLLARS (US $ 1,000,000,000.00),

Pursuant to provisions of Article 5 of Decree 2681 of 1993, operations to manage public debt are all those ones that do not increase the net indebtedness of the state entity and make improve the debt profile thereof;

Article 26 of Decree 2681 of 1993 sets forth that the execution of operations of external debt management of the Nation requires the authorization given by the Ministry of Finance and Public Credit, which may be granted provided it demonstrates the financial convenience and justification of that transaction and its effects on the debt profile;

The Nation is planning to carry out a public debt transaction up to an amount of the issue, subscribe and place Public External Indebtedness Certificates in the international capital markets up to an amount of FIVE HUNDRED US DOLLARS (US $ 500,000,000.00), consisting on the substitution and/or repurchase of Public External Indebtedness Certificates subject to the issuance of Public External Indebtedness Certificates being currently intended by the Nation;

Pursuant to provisions of Articles 5 and 26 of Decree 2681 of 1993, the General Directorate of Public Credit and the National Treasury of the Ministry of Finance and Public Credit prepared a technical document in which it is demonstrated that the public debt transaction up to an amount of FIVE HUNDRED MILLION US DOLLARS (US $ 500,000,000.00) does not increase the net indebtedness of the Nation, makes evident its financial convenience, the justification of the transaction as well as the beneficial effect thereof on debt profile, as shown in memorandum 5.2.0.1-3-2006-016923 dated as of September 1, 2006, issued by the Deputy Directorate of Risk;

The amount corresponding to the public debt transaction up to an amount of FIVE HUNDRED MILLION US DOLLARS (US $ 500,000,000.00) affects neither the indebtedness quota indicated in the Law of Indebtedness nor the amounts of the authorizations because the transaction does not mean the raising of new external proceeds;

The difference between the new issued amount and the repurchased and/or substituted one shall be considered as a new indebtedness and shall affect the indebtedness quota authorized by the Law.

RESOLVES:

ARTICLE ONE.- To authorize the Nation to issue, subscribe and place he Public External Indebtedness Certificates in the international capital markets up to an amount of ONE BILLION US DOLLARS (US $ 1,000,000,000,000.00), in the international capital markets, intended to pre-finance budgetary appropriations for FY2007, and to carry out a public debt management transaction consisting on the substitution and/or repurchase of Public External Indebtedness Certificates up to an amount of FIVE HUNDRED MILLION US DOLLARS (US $ 500,000,000.00) with the characteristics shown hereunder, subject to the issuance of Public External Indebtedness Certificates being referred to hereinbefore;

Bond	Currency	Maturity	Coupon	Current Amount
Global 2020	USD	Feb. 25, 2020	11.75%	$1,075,000,000
Global 2027	USD	Feb. 15, 2027	8.375%	$180,000,000
Global 2033	USD	Feb. 28, 2033	10.375%	$504,000,000

FIRST PARAGRAPH.- For the purposes set forth herein, the public credit transaction and debt management transaction shall take place simultaneously.

ARTICLE TWO.- The Public External Indebtedness Certificates being dealt with in previous recital will have the following characteristics:

Maturity:	Over two (2) years, depending on the market to be entered.

Interest rate:	Variable rate according to market conditions prevailing on the date of placement, subject to the limits determined by the Board of Directors of Banco de la República.

Other	charges and fees: The ones corresponding to this sort of operations

ARTICLE THREE.- The other terms, conditions and characteristics of the debt management transaction authorized hereby will be determined by the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit.

ARTICLE FOUR.- To authorize the Nation to carry out the operations connected to the public credit transaction and debt management transaction described in Article hereof.

ARTICLE	FIVE.- For relevant matters, Article 7 of Las 488 of 1998 shall be applied.

ARTICLE SIX.- The Nation - Ministry of Finance and Public Credit must comply to the other relevant regulations, in special those related to External Resolution No. 8 of 2000 of the Board of Directors of the Banco de la República and other concurrent provisions.

ARTICLE SEVEN.- This resolution is valid from the date of its publication in the Official Gazette, requisite which is deemed fulfilled with the order given by the Director General of Public Credit, pursuant to provisions of Article 18 of Law 185 of 1995.

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LET IT BE ENACTED AND ACCOMPLISHED

Given in Bogotá, D. C., as of September 4, 2006

(Signed) ALBERTO CARRASQUILLA BARRERA MINISTER OF FINANCE AND PUBLIC CREDIT

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